CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report included in this Registration Statement and to the incorporation by reference in this Registration Statement of our reports dated February 5, 1998, included in Gardenburger, Inc.'s, Form 10-K for the year ended December 31, 1997, and to all references to our Firm included in this Registration Statement.


                                                   ARTHUR ANDERSEN LLP


Portland, Oregon,
 June 12, 1998